UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2007

SUN BANCORP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-20957	52-1382541
(State or other jurisdiction	(SEC Commission	(I.R.S. Employer
of incorporation)	File No.)	Identification No)

226 Landis Avenue, Vineland, New Jersey		08360
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(856) 691 - 7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the

SUN BANCORP, INC.

INFORMATION TO BE INCLUDED IN REPORT

Section 8 – Other Events

Item 8.01  Other Events.

On December 20, 2007, the Registrant announced that it had completed the repurchase of 1,010,523 shares, or approximately 5% of its then outstanding shares of common stock, par value $1.00 per share, and had received the necessary Board approval to initiate the repurchase of an additional 5%, or approximately 1,100,000 shares of its now outstanding common stock, in the open market and in privately negotiated transactions.  The Registrant currently has 21,689,875 shares of common stock issued and outstanding.  The Registrant announced that the new repurchases would be made from time to time, subject to the availability of stock, over the next 18 months, or such shorter or longer period of time as the Company may determine.

For further details, reference is made to the Press Release dated December 20, 2007, which is attached hereto and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits:

 99 Press Release dated December 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUN BANCORP, INC.

Date: December 20, 2007	/s/ Dan A. Chila
Dan A. Chila
Executive Vice President and
Chief Financial Officer